Exhibit 99.1

Kroger Announces CFO Transition

Todd Foley Appointed Interim CFO

CINCINNATI, February 5, 2024 – The Kroger Co. (NYSE: KR) today announced that Gary Millerchip is stepping down as senior vice president and chief financial officer to assume an executive role at another public company. Todd Foley, group vice president, corporate controller and chief accounting officer, has been appointed interim chief financial officer, effective today. The Company will name a CFO successor at a later date.

“Todd is a proven leader who has served in key finance roles and has contributed meaningfully to Kroger’s growth and transformation over more than 20 years,” said Rodney McMullen, Kroger's chairman and CEO. “Todd is the right person to take the helm and will step in seamlessly to continue advancing our value creation model and maintain a strong financial framework for our company as we plan ahead for our pending merger with Albertsons. At Kroger, we are fortunate to benefit from an incredibly deep bench of talent across our finance team and all levels of our organization as we continue to execute our strategy and generate sustainable returns for our shareholders.”

Foley is a seasoned finance executive with over 30 years of experience. Since joining Kroger in 2001, he has served as assistant corporate controller, vice president and treasurer, and most recently as group vice president, corporate controller and chief accounting officer. He has been an architect of Kroger’s financial strategy, including the Company’s current Leading with Fresh, Accelerating with Digital strategy.

“This is an exciting time in Kroger’s history, and it is an honor to lead our world-class finance team as we continue building for the future,” said Foley. “Kroger has a successful go to market strategy, and there is great momentum across the business. I’m looking forward to continuing to work closely with the Kroger leadership team to deliver on our long-term value creation goals and ensure a smooth transition for all stakeholders.”

McMullen continued, “On behalf of the Kroger Board and management team, I want to thank Gary for his contributions over the last 15 years, supporting Kroger’s industry leadership and significant growth opportunities.”

“I am proud of all we have accomplished at Kroger and have made the decision to transition into a new chapter in my career,” said Millerchip. “Kroger is well positioned for the future, and I wish the team continued success.”

About Todd Foley

Todd Foley has served as Kroger’s group vice president, corporate controller and chief accounting officer since 2021. He also has responsibility for the pension investment, tax and insurance teams. Foley joined Kroger in 2001 as an audit manager in the internal audit department. During his tenure, Foley also served as CFO of Kroger’s Cincinnati/Dayton operating division, assistant corporate controller, where he maintained oversight of external and internal financial reporting and managed the corporate accounting department, and as vice president and treasurer. Before joining Kroger, Foley began his career as a CPA and served as a senior audit manager at PwC. He holds a Bachelor of Business Administration in Accounting from University of Notre Dame, Mendoza College of Business. He serves on the Board of the Cincinnati Center City Development Corporation.

About Kroger

At The Kroger Co. (NYSE: KR), we are dedicated to our Purpose: To Feed the Human Spirit™. We are, across our family of companies nearly half a million associates who serve over 11 million customers daily through a seamless digital shopping experience and retail food stores under a variety of banner names, serving America through food inspiration and uplift, and creating #ZeroHungerZeroWaste communities by 2025. To learn more about us, visit our newsroom and investor relations site.

Forward Looking Statements

This press release contains certain statements that constitute “forward-looking statements” within the meaning of federal securities laws, including statements regarding Kroger’s CFO transition. These statements are based on management’s assumptions and beliefs in light of the information currently available to it. Such statements are indicated by words or phrases such as “anticipate,” “continue,” “expect,” “future,” “position,” “strategy,” “will,” and variations of such words and similar phrases. Various uncertainties and other factors could cause actual results to differ materially from those contained in the forward-looking statements. These include the specific risk factors identified in “Risk Factors” in our annual report on Form 10-K for our last fiscal year and any subsequent filings. Kroger assumes no obligation to update the information contained herein unless required by applicable law. Please refer to Kroger’s reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

Contacts

Media:

Erin Rolfes, (513) 762-1304

erin.rolfes@kroger.com

Investors:

Rob Quast, (513) 762-4969

investorrelations@kroger.com